SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                              SCHEDULE 14A INFORMATION
             Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.      )

Filed by the registrant [x]
Filed by a party other than the registrant [  ]
Check the appropriate box:
[  ] Preliminary proxy statement
[  ] Confidential, for use of the commission only
     (as permitted by Rule 14a-6(e)(2))
[x] Definitive proxy statement
[  ] Definitive additional materials
[  ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

 Alternate Marketing Networks, Inc. (formerly Alternate Postal Delivery, Inc.)
                  (Name of Registrant as Specified in Its Charter)

 Alternate Marketing Networks, Inc. (formerly Alternate Postal Delivery, Inc.)
                      (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

 [x] No fee required.
 [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1) Title of each class of securities to which transaction applies:
      (2) Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (*)
      (4) Proposed maximum aggregate value of transaction:
      (5) Total fee paid

 [ ] Fee paid previously with preliminary materials.

 [ ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
      (1) Amount previously paid:
      (2) Form, schedule or registration statement no.:
      (3) Filing party:
      (4) Date filed:
(*) Set forth the amount on which the filing fee is calculated and state how it was determined.

                         ALTERNATE MARKETING NETWORKS, INC.
             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, having received the Notice of Annual Meeting and Proxy Statement dated April 12, 1999, hereby appoints Phillip D. Miller as proxy, with full power of substitution, to vote all of the shares of Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Alternate Marketing Networks, Inc. to be held on Wednesday May 12, 1999 at 11:00 a.m. at the Company's corporate office located at One Ionia SW, Suite 300, Grand Rapids, MI 49503, or at any adjournment thereof, upon any and all matters which may properly be brought before the meeting or adjournment thereof, hereby revoking all former proxies.

1.   Election of Directors duly nominated:

     Phillip D. Miller, Stan Henry, Harry Edelson, and Thomas Hiatt

      [  ]  FOR     [  ] WITHHELD FOR ALL    [  ] WITHHELD FOR THE FOLLOWING
                              ONLY:(Write the nominee's name in space below):

2. Ratification of appointment of PricewaterhouseCoopers, LLP as the independent auditors of the Company for the year ending December 31, 1999.

      [ ] FOR             [ ] AGAINST            [ ] ABSTAIN

3. The authority to vote, in his discretion, on all other business that may properly come before the meeting.

      [ ] GRANTED   [ ] WITHHELD

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER
DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH NOMINEE, FOR THE ADOPTION OF PROPOSAL 2 AND IN THE DISCRETION OF THE PROXY HOLDER ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE SIGN exactly as name appears below. When shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Dated:___________________               __________________________________

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE
ENCLOSED ENVELOPE.

I WILL_____ WILL NOT_____ BE ATTENDING THE ANNUAL MEETING.


                        ALTERNATE MARKETING NETWORKS, INC.
                             One Ionia SW, Suite 300
                              Grand Rapids, MI 49503
                                  (616) 235-0698

April 12, 1999



Dear Shareholder:

     You are cordially invited to attend the Company's Annual Meeting of Shareholders to be held at 11:00 a.m., on Wednesday, May 12, 1999, in Grand Rapids, Michigan.

     We look forward to greeting personally those of you who are able to be present at the meeting. However, whether or not you plan to attend, it is important that your shares be represented. Accordingly, you are requested to sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience.

                                   Very truly yours,

                                   /s/ Phillip D. Miller

                                   Phillip D. Miller
                                   Chairman and Chief Executive Officer


                           ALTERNATE MARKETING NETWORKS, INC.
                                One Ionia SW, Suite 300
                                 Grand Rapids, MI 49503
                                    (616) 235-0698

                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 TO BE HELD MAY 12, 1999

To the Shareholders of Alternate Marketing Networks, Inc.:

     The Annual Meeting of Shareholders of Alternate Marketing Networks, Inc. (the "Company) will be held on Wednesday, May 12, 1999, at 11:00 a.m., at the Company's corporate office located at One Ionia SW, Suite 300, Grand Rapids, MI 49503, for the following purposes:

(1) To fix the number of directors at four and to elect four directors to serve for a one year term expiring when their successors are elected and qualified at the annual meeting in 2000.

(2) To act upon a proposal to ratify the appointment of PricewaterhouseCoopers, LLP, as independent auditors of the Company for the fiscal year ending December 31, 1999.

(3) To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on March 29, 1999 as the record date for the determination of shareholders entitled to vote at the Annual Meeting and to receive notice thereof. The transfer books of the Company will not be closed.

A PROXY STATEMENT AND FORM OF PROXY ARE ENCLOSED. SHAREHOLDERS ARE REQUESTED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY TO WHICH NO POSTAGE NEED BE
AFFIXED IF MAILED IN THE UNITED STATES. IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

                               By Order of the Board of Directors

                               /s/ Sandra J. Smith

                               Sandra J. Smith, Secretary

April 12, 1999



                          ALTERNATE MARKETING NETWORKS, INC.
                               One Ionia SW, Suite 300
                                Grand Rapids, MI 49503
                                    (616) 235-0698

                     NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              TO BE HELD MAY 12, 1999

                                 GENERAL INFORMATION

     This proxy statement is furnished to shareholders by the Board of Directors of Alternate Marketing Networks, Inc. (the "Company") for solicitation of proxies for use at the Annual Meeting of Shareholders on May 12, 1999, to be held at the Company's corporate office located at One
Ionia SW, Suite 300, Grand Rapids, MI 49503, at 11:00 a.m., and at all adjournments thereof for the purposes set forth in the attached Notice of Annual Meeting of Shareholders. The purposes of the meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Shareholders. The Board of Directors is not currently aware of any other matters which will come before the meeting.

     Shareholders may revoke proxies before exercise by submitting a subsequently dated proxy or by voting in person at the Annual Meeting. Unless a shareholder gives contrary instructions on the proxy card, proxies will be voted at the meeting (a) for the election as directors of the nominees named herein and on the proxy card; (b) for the appointment of PricewaterhouseCoopers, LLP as independent auditors of the Company for fiscal 1999; and (c) in the discretion of the proxy holder as to other matters which may properly come before the meeting. This proxy statement and the enclosed proxy are being mailed to the shareholders of the Company on or about
April 12, 1999.

     A copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998, is enclosed herewith but is not considered a part of the proxy solicitation material. The Annual Report describes the financial condition of the Company as of December 31, 1998.

     The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares and will reimburse them for their expenses in so doing. To ensure adequate representation of shares at the meeting, officers, agents and employees of the Company may communicate with shareholders, banks, brokerage houses and others by telephone, facsimile, or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company.


                               RECORD DATE AND VOTING

     The Board of Directors has fixed March 29, 1999, as the record date for the determination of shareholders entitled to vote at the Annual Meeting. As of the close of business on the record date, there were outstanding 3,819,677 shares of Common Stock, no par value, which is the only outstanding class of stock of the Company. Each share is entitled to one vote on each proposal to be presented to the meeting. There is no right of cumulative voting. All matters being voted upon by the shareholders require a majority vote of the shares represented at the Annual Meeting either in person or by proxy, except that the election of directors is by plurality vote (i.e., in the event of more nominees than positions, the four nominees receiving the highest numbers of vote would be elected).

     The presence at the Annual Meeting in person or by proxy of the holders of a majority of the outstanding shares of the Company's Common Stock entitled to vote constitutes a quorum for the transaction of business. Shares voted as abstentions on any matter (or a "withhold authority" vote as to directors) will be counted as present and entitled to vote for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but will not be deemed to have been voted in favor of such matter. "Broker non-votes" i.e., shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner and the broker does not have discretionary authority to vote the shares on that matter will be counted as present for purposes of determining a quorum, but will not be considered present and entitled to vote for purpose of calculating the vote with respect to such matter.

     The Board of Directors recommends a vote FOR election of each nominee for director named herein and FOR the appointment of PricewaterhouseCoopers, LLP as independent auditors. Unless otherwise directed by the shareholder submitting the proxy, proxies solicited by the Board of Directors will be voted FOR each nominee, FOR the appointment of PricewaterhouseCoopers, LLP, and in the discretion of the proxy holder on such other matters as may properly come before the Annual Meeting.

             PRINCIPAL SHAREHOLDERS AND OWNERSHIP OF MANAGEMENT

     The following table sets forth as of March 29, 1999 the record and beneficial ownership of Common Stock held by (i) each person who is known to the Company to be the beneficial owner of more than 5% of the Common Stock of the Company; (ii) each current director; (iii) each nominee for election as director; (iv) each of the Named Executive Officers (as defined under MANAGEMENT - Executive Compensation and Employment Agreements), except for Edward Siebeneck, Timothy Quinn, Robert Noga, and Michael Lynch who are no longer employees of the Company, and (v) all current executive officers and current directors of the Company as a group. Securities reported as "beneficially owned" include those for which the named persons may exercise voting power or investment power, alone or with others. Voting power and investment power are not shared with others unless so stated. The number and percent of shares of Common Stock of the Company beneficially owned by each such person as of March 29, 1999 also includes the number of shares which such person has the right to acquire through the exercise of options on March 29, 1999 or within 60 days after March 29, 1999.


                                  Number of
Name and Address                 Shares Owned             Percentage

Phillip D. Miller                798,593 (1)(2)           20.77%
One Ionia S.W., Suite 300
Grand Rapids, MI 49503

Stan Henry                       816,093 (2)(3)           21.30%
425 Smith Street
Farmingdale, NY 11735

The Krieger Group                671,531 (4)(5)           17.48%
P.O. Box 7787
202 Carnegie Center
Princeton, NJ 08540

Ruth Ann Carroll                 105,000 (1)               2.68%
8 Concord Lane
Westport, CT 06880

Deborah Armstrong                 30,000 (1)                 *
8 Bote Court
Greenwich, CT 06830

Frank O'Connell                   22,000 (1)                 *
21120 Highwood
Kildeer, IL 60047

Harry Edelson                    349,552 (7)               9.13%
Edelson Technology Partners II
Whitewater Centre
Woodcliff Lake, NJ 07675

Thomas Hiatt                     349,552 (8)               9.13%
Middlewest Ventures II, LP
201 N. Illinois Street, Suite 2240
Indianapolis, IN 46204

All current executive          2,514,290 (1)(2)(3)(4)     61.79%
officers and current directors           (5)(6)(7)(8)
as a group (9 persons)                   (9)

*     Less than one percent (1%).

(1) Includes 25,000 shares for Mr. Miller, 30,000 shares for Ms. Armstrong, 100,000 shares for Ms. Carroll, and 22,000 shares for Mr. O'Connell which may be acquired upon exercise of options granted under the Incentive Plan.

(2) Includes 211,795 shares subject to options granted to The Krieger Group. See Note(5), below.

(3) Includes 353,196 shares held as trustee for the benefit of family members. Includes 12,500 Shares which may be purchased upon exercise of options granted under the Outside Directors and Advisors Stock Option Plan.

(4) Includes 5,000 shares which may be purchased by Dale B. Krieger, a former director of the Company, upon exercise of an option granted under the Outside Directors and Advisors Stock Option Plan and 17,500 shares which may be purchased upon exercise of an option granted under the Incentive Plan.

(5) Shares held of record as follows: (i) shares described in note (4) above, held of record by Dale B. Krieger, a former director of the Company,
      (ii) 510,262 shares held of record by The Krieger Family Limited Partnership, which includes 360,052 shares which may be acquired upon exercise of options from Phillip D. Miller and Stan Henry, each in the amount of 180,026 shares; (iii) 88,769 shares held of record by Richard
      A. Ruderman, which includes 63,538 shares which may be acquired upon exercise of options from Phillip D. Miller and Stan Henry, each in the amount of 31,769 shares and (iv) 50,000 shares held in accounts managed by KR Financial, LLC, an investment advisor. Mr Krieger is the president and chief executive officer of KR Financial, LLC.

(6) Includes all shares held of record by Edelson Technology Partners II and 10,000 shares which may be acquired by Mr. Edelson upon exercise of options granted under the Outside Directors and Advisors Stock Option Plan. Mr. Edelson is a managing partner of Edelson Technology
      Partners II.

(7) Includes all shares held of record by Middlewest Ventures II, LP and 10,000 shares which may be acquired by Middlewest Ventures II, LP upon exercise of options granted under the Outside Directors and Advisors Stock Option Plan. Mr. Hiatt is a general partner of Middlewest Ventures II, LP.


                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     The Bylaws of the Company provide that the number of directors shall be as fixed from time to time by resolution of the Board of Directors. The current number of members of the Board of Directors is four. The current members of the Board, consisting of Stan Henry, Phillip D. Miller, Thomas Hiatt, and Harry Edelson, are standing for re-election. The directors elected at this Annual Meeting will serve a one-year term expiring upon the election of their
successors at the next annual meeting.     The Board of Directors believes that
the interests of the shareholders may be better served by a Board comprised of five members, rather than four, including one additional outside director. If prior to the annual meeting in 2000 a qualified candidate is identified, the Board, acting pursuant to the provisions of the Company's Bylaws, may increase its membership to five and elect a fifth director to serve until the 2000 annual meeting.

     In the event any nominee is unavailable to stand for election at the time of the Annual Meeting, the proxies may be voted for a substitute nominee selected by the Board of Directors.

     See "MANAGEMENT" for biographical information concerning Mr. Miller, who is an employee of the Company. The following biographical information is furnished with respect to each of the other nominees.

     Stan Henry. Mr. Henry has been a director of the Company since its inception in 1988. Mr. Henry is currently the president of This Week Newspapers, Inc. ("This Week"), which publishes a chain of 71 weekly newspapers with circulation over one million on Long Island, New York. In 1970, Mr. Henry founded Alternate Distribution Systems of America ("ADSA"), and served as its president and chief executive officer until 1981 when ADSA became a division of This Week. The ADSA division was sold to Newsday in 1990, the Times-Mirror Company daily newspaper on Long Island, New York. Mr. Henry is also a past president of the Association of Free Community Papers.

    Thomas Hiatt. Mr. Hiatt has been a director of the Company since
January 12, 1998, when he was elected by the Board to fill the vacancy created by the resignation of Charles L. Rees in August, 1997. Mr. Hiatt is a general partner of Middlewest Management Co., LP, which serves as the general partner of Middlewest Ventures II, LP, a venture capital fund, which was a principal shareholder of National Home Delivery, Inc. ("NHD"). Mr. Hiatt currently serves as a director of several companies including Bioanalytical Systems, Inc., PackageNet, Inc., PowerWay, Inc. and Fifth Third Bank of Indiana.

     Harry Edelson.  Mr. Edelson has been a director of the Company since his
election at the annual meeting on May 7, 1996.   Mr. Edelson is the General
Partner of Edelson Technology Partners II, a venture capital fund which was a principal shareholder of NHD. Previously, Mr. Edelson was a leading technology analyst with several major investment banks, including First Boston, Merrill Lynch, and Drexel Burnham Lambert. In addition, Mr. Edelson serves on the Board of Directors of several private companies.

     The Chairman of the Board of Directors and the officers of the Company are elected annually by the Board of Directors and serve until their successors are elected and qualified, subject to earlier removal by the Board.

     During the year ended December 31, 1998, the Board of Directors met six times and no director attended less than 75% of the meetings of the Board.

Director Compensation

     Each non-employee director of the Company is paid a fee of $500 for each meeting attended, as well as expense reimbursement. If a non-employee director chooses to participate in the Deferred Compensation Plan, payment of such fees is deferred, as directed by the participant, and is automatically converted
(as a book entry only) to shares of Common Stock, quarterly, based on the fair market value of the Common Stock at conversion. Such fees, when ultimately paid, will be paid in the form of Common Stock. No directors participated in the Deferred Compensation Plan in fiscal 1998. In addition, the Company issues stock options to its non-employee directors pursuant to the Company's Directors Plan, described below.

1995 Outside Directors and Advisors Stock Option Plan

     Effective July 21, 1995, the Company, by resolution of its Board of Directors and shareholders, adopted the 1995 Outside Directors and Advisors Stock Option Plan (the "Directors Plan") which provides for the issuance of up to 50,000 shares of the Company's Common Stock to non-employee members of the Board of Directors and non-employee members of the Company's Advisory Board (which is currently inactive). No Preferred Stock or other securities are authorized for issuance under the Directors Plan. The Directors Plan will terminate on July 20, 2005, unless sooner terminated by action of the Board.

     Only non-employee members of the Board of Directors of the Company and non-employee advisors to the Company (of which there are currently none) are eligible to receive grants under the Directors Plan. The Directors Plan is not subject to the Employee Retirement Income Security Act of 1974. The
Directors Plan provides for a grant to non-employee directors and advisors of options to purchase 5,000 shares upon initial election to the Board or 1,000 shares upon appointment as an advisor (an "Initial Option") and, in the case of directors, for annual grants thereafter, upon re-election, of options to purchase 2,500 shares (an "Annual Option"). Directors or advisors may choose to waive such option grants, in their discretion. All options granted under the Directors Plan are "non-qualified" options which do not meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     The Directors Plan is administered by the President and Chief Financial Officer, but the administrators have no authority to select recipients, select the date of grant of options, the number of option shares, or the exercise price, or to otherwise prescribe the particular form or conditions of any option granted. As of March 15, 1999, 37,500 options have been issued.
Initial Options and Annual Options are immediately exercisable for a period of 10 years from the date of grant. Except for the Initial Options currently outstanding, all Initial Options and Annual Options have an exercise price per share equal to 100% of the fair market value of the Common Stock as of the date of grant. Each Annual Option terminates three months after the termination of the optionee as a director of the Company for any reason except a "change in control," in which case the Option terminates after six months.
An Initial Option remains exercisable, notwithstanding the termination of the directorship of the optionee, unless such termination is a result of death or a "change in control," in which case the Initial Option terminates after six months. A "change in control" shall be deemed to have occurred if (a) a person is or becomes the beneficial owner, directly or indirectly, of 50% or more of the voting capital stock of the Company, or (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority of the Board unless the election or the nomination for election by the Company shareholders of each new director was approved by a vote of at least three-quarters of the directors then still in office who were directors at the beginning of the period. A merger, consolidation, or corporate reorganization in which the owners of the Company's voting stock own 50% or more of the resulting entity's voting stock shall not be considered a "change in control." Notwithstanding the foregoing, a "change in control" shall not have been deemed to have occurred if the Board otherwise directs by resolution adopted prior to the event which would otherwise constitute a "change in control."

Outside Directors Deferred Compensation Plan

     Effective July 21, 1995, the Company, by resolution of its Board of Directors and shareholders, adopted the Outside Directors Deferred
Compensation Plan (the "Deferred Compensation Plan") which permits outside non-employee directors of the Company to defer receipt of compensation received in the form of retainers and fees. If an outside director elects to participate in the Deferred Compensation Plan and to defer receipt of compensation for a given year, the dollar amount will be credited to a deferred money account and converted into stock equivalents on a quarterly basis based on the fair market value of the Common Stock during the last 10 business days of the quarter. Amounts will be disbursed in the manner and at the time set forth in the election, or upon the retirement or death of the director, as more fully set forth in the Deferred Compensation Plan. Amounts deferred are not taxed until distribution, at which time the distributed amounts are subject to taxation in accordance with Section 83 of the Internal Revenue Code. As of the date of this Proxy Statement, 7,233 shares have been issued pursuant to the Deferred Compensation Plan and 42,767 shares of Common Stock remain reserved and available for issuance under the Deferred Compensation Plan. The Deferred Compensation Plan will terminate on July 20, 2005 unless sooner terminated by action of the Board.

Board Committees

     The Board of Directors has established an Audit Committee, a Compensation Committee, a Stock Option Committee and a Nominating Committee. Each of these committees met once during the fiscal year ended December 31, 1998 and all member of each committee attended.

     The purpose of the Audit Committee is to annually select a firm of independent public accountants as auditors of the books, records and accounts of the Company; to review the scope of audits made by the independent public accountants; and to receive and review the audit reports submitted by the independent public accountants and take such action in respect of such reports as the Audit Committee may deem appropriate to assure that the interests of the Company are adequately protected. The Audit Committee is comprised of the non-employee members of the Board, who are Stan Henry, Harry Edelson, and Thomas Hiatt.

     The purpose of the Compensation Committee is to annually review and approve management's overall compensation plan for the Company's employees, excluding officers. The Committee also approves all incentive plans and sets officer annual salaries and incentives, including cash and noncash remuneration. The Compensation Committee also makes recommendations to the Stock Option Committee with respect to stock options and awards which may be included in the compensation set for each individual. The Compensation Committee is comprised of the non-employee members of the Board, who are Stan Henry, Harry Edelson, and Thomas Hiatt.

     The purpose of the Stock Option Committee is to administer and interpret the 1995 Long-Term Incentive and Stock Option Plan, described below. The Stock Option Committee is comprised of the non-employee members of the Board, who are Stan Henry, Harry Edelson, and Thomas Hiatt.

     The purpose of the Nominating Committee is to seek and evaluate candidates for election to the Company's Board of Directors and to recommend qualified persons to the Board. The Nominating Committee is comprised of the non-employee members of the Board, who are Stan Henry, Harry Edelson, and Thomas Hiatt.

                                  MANAGEMENT

Directors and Executive Officers

     The following table sets forth certain information with respect to each of the directors and executive officers of the Company.

      Name                       Age        Position(s) Held with Company
      Phillip D. Miller          47         CEO and Chairman
      Thomas Hiatt               51         Director
      Harry Edelson              62         Director
      Stan Henry                 60         Director
      Ruth Ann Carroll           56         President
      Sandra J. Smith            40         Secretary, Treasurer, and CFO
      David Kroeger              31         Vice President
      Frank O'Connell            56         Vice President
      Deborah Armstrong          51         Vice President

     Phillip D. Miller. Mr. Miller is the founder of the Company and has served as its Chief Executive Officer and as a member of the Board of Directors since inception in 1988. In addition, from inception through December 31, 1998 Mr. Miller served as the Company's President. Mr. Miller resigned from this office effective with the appointment of Ruth Ann Carroll as President on January 1, 1999. Mr. Miller has 25 years experience as an entrepreneur, primarily in the private delivery industry where he is recognized as a leader and spokesperson. In the course of his career, Mr. Miller has founded and either merged or sold five companies, including Promotional Media Management, American Field Marketing, and Discovery BIDCO (a financial institution in the State of Michigan). Mr. Miller holds an associate degree in business from Grand Rapids Junior College.

     Sandra J. Smith. Ms. Smith has been the Chief Financial Officer of the Company since July 1995. From 1989 until appointment as Chief Financial Officer, Ms. Smith served as the Controller of the Company. From 1987 to 1989, Ms. Smith was Controller of United Delivery Systems, a private delivery firm which was founded and operated by Phillip D. Miller prior to the formation of the Company in 1989. Ms. Smith has been a licensed certified public accountant since 1983. Ms. Smith holds a bachelor of business administration degree from Grand Valley State University.

     David Kroeger.  David Kroeger has been Vice President - Alternate Delivery
Division of the Company since July 1996.   From 1993 through 1996, Mr. Kroeger
held the positions of Director of Operations and Director of Affiliate Relations for the Company. From 1990 through 1993, Mr. Kroeger was Vice President of Operations at ADSet Marketing, Inc. a marketing services and private delivery company. Prior to 1990, Mr. Kroeger held advertising, marketing, circulation and transportation positions with Enterprise Publishing Company and Journal-Star Printing Company. Mr. Kroeger holds a bachelors of business administration/marketing degree from the University of Nebraska.

     Frank O'Connell. Frank O'Connell has been Vice President and Sales Manager - USSPI Division of the Company since March 1996. From 1994 until appointment as Vice President, Mr. O'Connell served as Vice President of
Sales for the USSPI Division of National Home Delivery, Inc. From 1979 through 1994, Mr. O'Connell served in various sales positions for U.S. Suburban Press, Inc. Prior to 1979, Mr. O'Connell held sales positions at various companies including Media Networks, Inc., Redbook and Cosmopolitan Magazine. Mr. O'Connell holds a bachelors degree from Southern Illinois University.

     Deborah Armstrong. Deborah Armstrong has been a Vice President of the Company since June 1997. Prior to joining the Company, Ms. Armstrong served as brand manager at Hoover Appliance Company (1973 to 1977), CBS, Inc. (1977 to
1982) and PepsiCo, Inc. (1982 to 1988). From 1989 to 1990 Ms. Armstrong was director of sales and marketing at Heritage Media, where she managed in-store advertising products for ActMedia. Her experience in traditional media includes service as the publisher of Lamaze Parents, Lamazebaby, and Your Healthy Baby magazines from 1990 to 1994 and as associate publisher of Working Mother magazine from 1994 to May of 1997.

     Ruth Ann Carroll. Ruth Ann Carroll has been a Vice President of the Company since December 1997 and was named President effective January 1, 1999. Prior to December 1997, Ms. Carroll was the General Manager of Neodata, a firm specializing in the management of brand loyalty programs and direct marketing services. From 1979 to 1997, Ms. Carroll served as Executive Vice President/National Sales Manager for Donnelly Marketing, Inc. Ms. Carroll is a graduate of Queens College at the City University of New York.

     See "ELECTION OF DIRECTORS" for biographical information on Messrs. Hiatt, Edelson, and Henry.

Executive Compensation and Employment Agreements

     The Company has entered into an employment agreement with Phillip D. Miller, the President and Chief Executive Officer, which provides for an initial term of five years expiring in September 2000 at a base salary of $195,000 per year, with an annual increase equal to the then-existing salary multiplied by the average monthly increase in the cost of living index published by the United States Department of Labor for the 12-month period preceding such date. The agreement is terminable without an expressed reason by either Mr. Miller or the Company by three months' prior notice. In addition, the Company may terminate the agreement effective immediately for "cause," including neglect of duty, malfeasance, or continued failure to perform specified duties within 30 days after having received a written warning. If the agreement is terminated by the Company without an expressed reason, the Company is required to pay Mr. Miller as severance, within 60 days of the effective termination date, an amount equal to 12 months' base salary at the salary rate then in effect, plus accrued bonuses, if any. In the event of termination of the agreement by Mr. Miller, the Company is required to pay salary accrued through the date of termination, excluding any accrued bonus. The agreement further provides that Mr. Miller shall not, directly or indirectly, for a period of two years after termination (or one year if terminated by the Company without cause), engage in any similar business, solicit customers of the Company, or solicit employees of the Company in competition with the Company, in the United States. The agreement also provides for disability and life insurance at Company expense.

      The Company has entered into an employment agreement with Ruth Ann Carroll which provides for a term of one year expiring on December 31, 1999 at
a base salary of $140,000 per year.   The Company will pay Ms. Carroll a
$15,000 bonus for meeting the 1999 sample revenue budget, an additional
$30,000 bonus for meeting the 1999 budget for operating profit, and an additional $15,000 bonus for exceeding the 1999 budget for operating profit by 15% or more. In addition, Ms. Carroll has been granted an incentive stock option for 100,000 shares under the Company's 1995 Long-term Incentive-Stock Option Plan. Such option becomes exercisable in installments over four years at prices ranging from $1.04 per share to $4.00 per share. The Company may terminate Ms. Carroll's employment agreement effective immediately for "cause," including neglect of duty, malfeasance, or continued failure to perform specified duties. In addition, the Company may terminate the agreement at any time during its term, without cause, upon giving notice to Ms. Carroll, in which case the Company is obligated to pay four months of salary, plus any accrued vacation and earned bonuses based upon the then current base salary.
In the event of termination of the agreement by Ms. Carroll, the Company is required to pay only salary accrued through the date of termination, including any accrued bonus or vacation pay. If the Company enters into an agreement to be acquired, Ms. Carroll is entitled to receive a one-time payment equal to twelve months of her base compensation if she chooses not to remain with acquiring company.

     The following table sets forth information about all compensation (cash and noncash) awarded to, earned by, or paid to the executive officers named therein (the "Named Executive Officers") pursuant to a plan or contract or otherwise during fiscal years ended December 31, 1998, 1997 and 1996.

                             Summary Compensation Table

                                                 Long Term
                      Annual Compensation        Compensation
          -------------------------------------  ---------------  -------------
                                   Other Annual  Restricted
                                   Compensation  Stock            All Other
Name & Principal   Year Salary   Bonus           Award   Options     Comp.
Position                ($)      ($)     ($)      ($)      (#)       ($)

Phillip D. Miller  1998 206,387    *      *        *       *      9,672(3,4,6)
President and      1997 202,404    *      *        *     25,000  12,675(3,4,6)
Chief Executive    1996 197,531    *      *        *       *     11,312(3,4)
Officer

Edward Siebeneck   1998  26,460    *      *        *       *        265(6)
Senior Vice        1997 109,200    *      *        *      6,977   1,092(6)
President          1996 103,380    *      *        *      6,977(5)7,077(2)

Robert Noga        1998 109,200    *      *        *       *      1,092(6)
Senior Vice        1997 109,200    *      *        *       *      1,047(6)
President          1996 115,900    *      *        *       *         *

Timothy Quinn      1998 122,365    *      *        *       *      2,931(4,6)
Senior Vice        1997 120,000    *      *        *       *      1,296(4,6)
President          1996 116,231    *      *        *       *         *

Frank O'Connell    1998  57,000    *   102,194(1)  *      5,000   1,269(6)
Vice President     1997  57,000    *    80,314(1)  *     17,000   1,206(6)
                   1996  57,000   2,000 88,898(1)  *      7,000(5)   *


Michael Lynch      1998  37,692    *      *        *       *      2,902(6)
Senior Vice        1997 120,192    *      *        *       *      9,538(3,6)
President          1996 112,981    *      *        *     25,000   8,250(3)

Deborah Armstrong  1998 125,000    *      *        *       *        577(6)
Vice President     1997  83,546    *      *        *     30,000      *
                   1996    *       *      *        *       *         *

Ruth Ann Carroll   1998 131,827    *      *        *    100,000   4,167(3)
President          1997   1,923    *      *        *       *         *
                   1996    *       *      *        *       *         *

*None
(1)sales commissions
(2)reimbursed moving expenses
(3)auto allowance
(4)insurance premiums
(5)included in 1997 as re-priced option grants
(6)401-K employer contributions

1995 Long-Term Incentive and Stock Option Plan

     Effective July 21,1995, the Company, by resolution of its Board of Directors and shareholders, adopted the 1995 Long-Term Incentive and Stock Option Plan (the "Incentive Plan"), which provides for the issuance of up to 400,000 shares of the Company's Common Stock. No Preferred Stock or other securities are authorized for issuance under the Incentive Plan. The Incentive Plan will terminate on July 20, 2005, unless sooner terminated by action of the Board.

     All full or part-time employees (including officers and directors) of the Company (and any subsidiaries, including Alternate Postal Direct, Inc., Newspaper Marketing Solutions, Inc., National Home Delivery, Inc. and others, if the Company acquires or forms any additional subsidiaries) and non-employee directors, consultants and independent contractors providing services to the Company (or any subsidiaries) are eligible to receive options and awards under the Incentive Plan. The Incentive Plan is not subject to the Employee Retirement Income Security Act of 1974.

     The Incentive Plan permits the granting of awards to employees and non-employee officers, directors and agents of the Company in the form of stock appreciation rights, restricted stock awards and stock options. Stock options granted under the Incentive Plan may be "incentive stock options," meeting the requirements of Section 422 of the Internal Revenue Code (the "Code"), or nonqualified options which do not meet the requirements of Section 422. The Incentive Plan is currently administered by the Stock Option Committee. The Incentive Plan gives broad powers to the Committee to administer and interpret the Plan, including the authority to select the individuals to be granted options and rights, and to prescribe the particular form and conditions of each option or right granted. Incentive stock options, in order to receive favored tax treatment under the Code, must be exercisable for not more than 10 years and at not less than the fair market value of the Common Stock as of the date of the grant (not more than 5 years and not less than 110 % of fair market value if the optionee is a 10% or greater shareholder) and may be granted only to employees. As of March 15, 1999, the Company has outstanding incentive stock options and nonqualified stock options for an aggregate of 272,900 shares and 22,500 shares, respectively.

Summary of Option Grants

                      Individual Option Grants In Last Fiscal Year

     The following table contains information concerning individual grants of stock options under the Incentive Plan to each of the named individuals during the fiscal year ended December 31, 1998:

                                Number of
                Securities    Percent of Total
                Underlying    Options Granted     Exercise or
                 Options      to Employees in     Base Price
                Granted(#)      Fiscal Year        ($/Share)  Exp. Date

Name
Robert Noga          5,000         3.2%             $1.04     April 16, 2008
Frank O'Connell      5,000         3.2%             $1.04     April 16, 2008
Timothy Quinn        5,000 *       3.2%             $1.04     April 16, 2008
Ruth Ann Carroll    30,000        19.35%            $1.04     April 16, 2008
Ruth Ann Carroll    30,000        19.35%            $2.50     April 30, 2008
Ruth Ann Carroll    40,000        25.81%            $4.00     April 30, 2008

*Individual ceased to be employed by the Company as of December 31, 1998 and the option expired unexercised.

                   Aggregated Option Exercises and Fiscal Year-End
                                  Option Value Table

     The following table contains information concerning exercises of stock options during the last fiscal year and the value of options previously granted under the Incentive Plan which were held by the named individuals at the end of the fiscal year ended December 31, 1998.

                                   Number of Securities   Value of Unexercised
                                  Underlying Unexercised  In-The-Money Options
                 Option Exercises  Options at FY-End (#)       At FY-End ($)
                 ----------------   --------------------  --------------------
                Shares
              Acquired on   Value
Name          Exercise (#) Realized  Exerc.    Unexerc.    Exerc.   Unexer.
Phillip D. Miller   None     None     25,000     None       (1)      None
Frank O'Connell     None     None     10,000    10,000      (1)       (1)
Deborah Armstrong   None     None      None     30,000      None      (1)
Ruth Ann Carroll    None     None      None    100,000      None      (1)
Robert Noga         None     None      None      5,000      None      (1)
Timothy Quinn (2)   None     None      None      5,000      None      (1)

(1) None of the options were in the money at the end of the fiscal year.
(2) Individual ceased to be employed by the Company as of December 31, 1998 and the option expired unexercised.

Report on 1997 Option Repricing Program.

     In January 1997, the Stock Option Committee elected to reprice certain stock options as an incentive for retention and motivation of the Company's personnel, including certain options granted to executive officers. The Committee believed that outstanding stock options with an exercise price substantially in excess of the current market price no longer served to encourage employee retention or to motivate high levels of performance.

     All options issued to employees, except options issued in connection with business acquisitions, were considered for repricing. Optionees were permitted to exchange all such options, which were selected for repricing, whether vested or unvested, on a one-for-one basis for new options under the Company's Incentive Plan at an exercise price equal to the closing price on the Nasdaq SmallCap market on January 21, 1997. All options previously vested were exchanged for options with a new one year vesting. All options not previously vested were issued with a two year vesting.

                      By the members of the Stock Option Committee

                                      Harry Edelson
                                      Stan Henry
                                      Thomas Hiatt

  Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Executive officers, directors and greater than ten percent beneficial owners are required by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

     Based upon a review of the copies of such forms furnished to the Company, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were met during the fiscal year ended December 31, 1998.

Indemnification of Directors and Officers

     The Company's Restated Articles of Incorporation (the "Articles") limit personal liability for breach of fiduciary duty by its directors to the fullest extent permitted by the Michigan Business Corporation Act. The Articles eliminate the personal liability of directors to the Company and its shareholders for damages occasioned by breach of fiduciary duty, except for liability based on breach of the director's duty of loyalty to the Company, liability for acts or omissions not made in good faith, liability for acts or omissions involving intentional misconduct, liability based on payments of improper dividends, liability based on violation of state securities laws, and liability for acts occurring prior to the date such provision was added. Any amendment to or repeal of such provisions in the Company's Articles shall not adversely affect any right or protection of a director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. These provisions eliminate the personal liability of directors in their capacity as directors (but not in their capacity as officers) to the Company and to its shareholders to the fullest extent permitted by Michigan law.

     In addition to the Michigan Business Corporation Act, the Company's Bylaws provide that officers and directors of the Company have the right to indemnification from the Company for liability arising out of certain actions to the fullest extent permissible by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or persons controlling the Company pursuant to such indemnification provisions, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                             CERTAIN TRANSACTIONS

     On April 2, 1998, the Company sold to Michael Lynch, a former executive officer, certain assets utilized by the Company in its operations in California, for an aggregate purchase price of $10,000 in cash, 10,000 shares of the Company's Common Stock valued at $1.00 per share, and the assumption of certain leases. The Company believes that this transaction was negotiated at arms' length, given the parties' intention to terminate the employer-employee relationship immediately following the purchase transaction.

                                 PROPOSAL 2
                         RATIFICATION OF APPOINTMENT
                           OF INDEPENDENT AUDITORS

     The Board of Directors has appointed PricewaterhouseCoopers, LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 1999. If the shareholders fail to ratify such appointment, the Board of Directors will select another firm to perform the required audit function. A representative of PricewaterhouseCoopers, LLP is expected to be present at the shareholders meeting with the opportunity to make a statement if such representative desires to do so and is expected to be available to respond to appropriate questions.

                    PROPOSALS FOR FISCAL 1999 ANNUAL MEETING

     It is currently anticipated that the annual meeting for the fiscal year ending December 31, 1999 (the "1999 Annual Meeting"), will be held in mid-May, 2000 and that the proxy materials for that meeting will be mailed on or about April 15, 2000. Pursuant to SEC Rule 14a-8, shareholders who intend to submit proposals for inclusion in the 1999 Proxy Statement and Proxy for shareholder action at the 1999 Annual Meeting must do so by sending the proposal and supporting statements, if any, to the Company at its corporate office no later than December 20, 1999. Additionally, if the Company receives notice of a shareholder proposal after March 3, 2000 it will be considered untimely pursuant to SEC Rule 14a-4 and 14a-5(e) and the persons named in the proxies solicited by the Board of Directors for the 1999 Annual Meeting may exercise discretionary voting power with respect to the proposal.

                                   By Order of the Board of Directors

                                   /s/ Sandra J. Smith

                                   Sandra J. Smith, Secretary

Dated: April 12, 1999
Grand Rapids, Michigan


     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB WILL BE SENT WITHOUT CHARGE TO ANY SHAREHOLDER REQUESTING IT IN WRITING FROM:
ALTERNATE MARKETING NETWORKS, INC., ATTENTION: SANDRA J. SMITH, CHIEF FINANCIAL OFFICER, ONE IONIA SW, SUITE 300, GRAND RAPIDS, MI 49503.